Ex. 99.2

NEWS…	Contact:	Robert S. Merritt
January 27, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, January 27, 2005 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on January 26, 2005, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on March 4, 2005 to shareholders of record as of February 18, 2005.

The Outback Steakhouse, Inc. restaurant system operates 884 Outback Steakhouses, 171 Carrabba's Italian Grills, 66 Bonefish Grills, 31 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, two Lee Roy Selmon’s, two Paul Lee’s Chinese Kitchens, and 11 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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